UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

Ecoark Holdings, Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ecoark Holdings, Inc.

303 Pearl Parkway Suite 200

San Antonio, TX 78215

(800) 762-7293

To the stockholders of Ecoark Holdings, Inc.:

We are pleased to invite you to attend the 2022 Annual Meeting of the Stockholders (the “Annual Meeting”) of Ecoark Holdings, Inc., a Nevada corporation (“Ecoark” or the “Company”), which will be held at 1:00 p.m., Eastern Time, on September 9, 2022, virtually via live webcast at www.virtualshareholdermeeting.com/ZEST2022, for the following purposes:

1.	Elect four members to the Company’s Board of Directors for a one-year term expiring at the next annual meeting of stockholders;

2.	Approve for purposes of complying with Listing Rule 5635 of the Nasdaq Stock Market (“Nasdaq”), the issuance by the Company of shares of the Company’s Common Stock pursuant to the terms of the private placement financing transaction (the “Private Placement”) pursuant to the Securities Purchase Agreement dated June 8, 2022 between the Company and Digital Power Lending, LLC, a California limited liability company (the “Purchaser”), without giving effect to any beneficial ownership limitations contained therein (the “Nasdaq 20% Issuance Proposal”);

3.	Approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 40,000,000 shares to 100,000,000 shares (the “Authorized Share Increase”);

4.	Ratify the selection of RBSM LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and

5.	Approve the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve any of the other proposals before the Annual Meeting.

The Board of Directors has fixed the close of business on July 22, 2022 as the date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on September 9, 2022:

This Proxy Statement and the Company’s Form 10-K are available at www.proxyvote.com.

REVIEW THE PROXY STATEMENT AND VOTE IN FOUR WAYS:

VIA THE INTERNET IN ADVANCE Visit www.proxyvote.com.	BY MAIL Sign, date, and return the enclosed proxy card or voting instruction form.

BY TELEPHONE Call the telephone number on your proxy card or voting instruction form.	AT THE MEETING Attend the annual meeting virtually. See page 2 for additional details on how to attend.

Whether or not you plan to attend the Annual Meeting, it is important that you vote your shares. Regardless of the number of shares you own, please promptly vote your shares by telephone (before the Annual Meeting) or Internet or, if you have received printed copies of the proxy materials, by marking, signing and dating the proxy card and returning it in the postage paid envelope provided.

San Antonio, Texas	BY ORDER OF THE BOARD OF DIRECTORS,
July 26, 2022
/s/ Randy S. May
Randy S. May
Chairman of the Board of Directors and Chief Executive Officer

i

Ecoark Holdings, Inc.

303 Pearl Parkway Suite 200

San Antonio, TX 78215

(800) 762-7293

2022 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

These proxy materials are being sent to the holders of shares of voting stock of Ecoark Holdings, Inc., a Nevada corporation (“Ecoark” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2022 Annual Meeting of Stockholders of the Company which will be held at 1:00 p.m., Eastern Time, on September 9, 2022 (the “Annual Meeting”). The Annual Meeting will be a virtual only meeting via live webcast over the Internet. You will be able to attend the Annual Meeting, vote your shares and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZEST2022. There will not be a physical meeting location. These proxy materials are first being mailed on or about July 26, 2022 to our stockholders of record entitled to vote at the Annual Meeting. A copy of our Form 10-K for the year ended March 31, 2022 is being mailed concurrently with this Proxy Statement.

What matters will be voted on at the Annual Meeting?

The proposals that are to be considered and voted on at the Annual Meeting are as follows:

1.	Elect four members to the Board of Directors for a one-year term expiring at the next annual meeting of stockholders;

2.

Approve for purposes of complying with Listing Rule 5635 of the Nasdaq Stock Market (“Nasdaq”), the issuance by the Company of shares of the Company’s Common Stock pursuant to the terms of the private placement financing transaction (the “Private Placement”) pursuant to the Securities Purchase Agreement dated June 8, 2022 (the “Agreement”), between the Company and Digital Power Lending, LLC, a California limited liability company (the “Purchaser”), without giving effect to any beneficial ownership limitations contained therein (the “Nasdaq 20% Issuance Proposal”);

3.	Approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 40,000,000 shares to 100,000,000 shares (the “Authorized Share Increase”);

4.	Ratify the selection of RBSM LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and

5.	Approve the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve any of the other proposals before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

The Board has fixed the close of business on July 22, 2022 as the record date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.

As of the Record Date, the voting power of the Company consisted of 26,364,099 shares of Common Stock, par value $0.001 per share. This does not include any votes for which the Purchaser is entitled to under the Series A and shares of Common Stock issued pursuant to the Agreement, which is not entitled to vote at the Annual Meeting.

Each holder of record of Common Stock as of the Record Date is entitled to one vote for each share held. All stockholders are encouraged to vote at the Annual Meeting, as further described herein.

What is the difference between holding shares as a record holder and as a beneficial owner holding your shares in street name?

If your shares are registered in your name with the Company’s transfer agent, Pacific Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the Annual Meeting and how do I attend?

Record holders and beneficial owners may attend the Annual Meeting. The Annual Meeting will be held entirely online via live webcast.

Set forth below is a summary of the information you need to attend the virtual Annual Meeting:

●	Visit www.virtualshareholdermeeting.com/ZEST2022 to access the live webcast;

●	Stockholders can vote electronically and submit questions online while attending the Annual Meeting; To be admitted to the Annual Meeting, you must enter the control number found on your proxy card or voting instruction form you previously received; and

●	Instructions on how to attend and participate in the virtual Annual Meeting, including how to demonstrate proof of stock ownership, are also available at www.virtualshareholdermeeting.com/ZEST2022.

Stockholders may vote electronically and submit questions online while attending the virtual Annual Meeting.

How do I vote?

Record Holder

1.	Vote by Internet. The website address for Internet voting is on your proxy card.

2.	Vote by phone. Call 1-800-690-6903 and follow the instructions on your proxy card.

3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

4.	Vote during the meeting. Visit www.virtualshareholdermeeting.com/ZEST2022 to vote at the virtual Annual Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name)

1.	Vote by Internet. The website address for Internet voting is on your voting instruction form.

2.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.	Vote during the meeting. Visit www.virtualshareholdermeeting.com/ZEST2022 and follow the instructions provided on the website to vote at the virtual Annual Meeting.

If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials.

What constitutes a quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when the holders of a majority of the voting power, as of the Record Date, are represented in person or by proxy.

In order to ensure that the voting results fairly represent the views of all our stockholders to the fullest extent permitted by applicable law, a quorum will be deemed present at the Annual Meeting if the holders of a majority of shares of Common Stock outstanding as of the Record Date are represented in person or by proxy.

Shares owned by the Company are not entitled to vote or considered to be present at the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if the Company is unable to obtain a quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies.

Which proposals are considered “Routine” or “Non-Routine”?

Proposals 1 and 2 are considered non-routine proposals. Proposals 3, 4 and 5 are considered routine proposals.

What is a “broker non-vote”?

If your shares are held in street name, you must instruct the organization which holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” Broker non-votes do not count as a vote “FOR” or “AGAINST” any of the proposals submitted to a vote at the Annual Meeting.

If you are a stockholder of record, and you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If your shares are held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization may generally vote at its discretion on routine matters, but not on non-routine matters. If you sign your proxy card but do not provide instructions on how your broker should vote, your broker may vote your shares as recommended by the Board on any routine matter.

How Many Votes are Needed for Each Proposal to Pass and what is the effect of a Broker Non-Vote or Abstention?

Proposals		Vote Required	Broker Discretionary Votes Allowed (1)	Effect of Broker Non-votes (1)	Effect of Abstentions (2)
1.	Election of the Board of Directors	Plurality of the shares present and entitled to vote, which means that the nominees receiving the highest number of affirmative votes will be elected	No.	No effect	No effect
2.	Approval of Nasdaq 20% Issuance Proposal	Majority of the votes cast	No.	No effect	Vote Against
3.	Approval of Authorized Share Increase	Majority of the voting power outstanding	Yes	Vote against	Vote against
4.	Ratification of Independent Registered Public Accounting Firm	Majority of the votes cast	Yes	No effect	Vote against
5.	Adjournment proposal	Majority of the votes cast	Yes	No effect	Vote against

(1)	If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. Proposals 3, 4 and 5 are considered “routine” proposals, while Proposals 1 and 2 are considered a “non-routine” proposal. As a result, if you do not provide voting instructions to your nominee organization, your shares will not be voted on Proposals 1 or 2. Broker non-votes do not count as a vote “FOR” or “AGAINST” Proposals 1 or 2 since they are not considered votes cast, and accordingly will have no effect on the outcome of those Proposals. For Proposals 3, 4 and 5, while broker discretionary voting in favor of management’s proposals is permitted under NYSE Rules, an increasing number of brokers and similar organizations which hold shares in street name have elected to either refrain from discretionary voting or engage in a form of proportionate voting such as voting shares in a manner consistent with all other votes cast at the meeting. As a result, while broker discretionary voting could result in a vote “FOR” Proposals 3, 4 and 5 for some or all instances in which a beneficial stockholder declines to provide instructions for voting his, her or its shares, we cannot predict what the ultimate outcome will be as it depends on the organization which has custody of the shares in each such case.

(2)	“Withhold” for Proposal 1. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.

What are the voting procedures?

You may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your voting instruction form.

Is my proxy revocable?

Record Holders. You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of the Company, by delivering a proxy card dated after the date of the proxy or by voting during the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Ecoark Holdings, Inc., 303 Pearl Parkway Suite 200, San Antonio, TX 78215, Attention: Corporate Secretary.

Beneficial Owners. If you are the beneficial owner of shares held in street name, you must follow the instructions provided by your broker, bank, or other holder of record for changing or revoking your proxy. Beneficial owners, other than plan participants as outlined below, may also attend and vote online during the Annual Meeting, which will replace any previous votes.

Who is paying the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

Could other matters be decided at the Annual Meeting?

Other than the items of business described in this Proxy Statement, no other matters will be presented for action by the stockholders at the Annual Meeting.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce the Company’s printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold the Company’s Common Stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company’s Corporate Secretary at: Ecoark Holdings, Inc., 303 Pearl Parkway Suite 200, San Antonio, TX 78215, Attention: Corporate Secretary.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company’s Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to the Company’s stockholders with any of the proposals brought before the Annual Meeting.

Can a Stockholder Present a Proposal To Be Considered At the 2023 Annual Meeting?

If you wish to submit a proposal to be considered at the 2023 annual meeting of stockholders (the “Next Annual Meeting”), the following is required:

●

For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement and proxy card for the Next Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) our Corporate Secretary must receive the written proposal no later than March 27, 2023, which the Company believes is a reasonable time before it will begin to print and send its proxy materials for the Next Annual Meeting, unless the date of the Next Annual Meeting when compared to this Annual Meeting is changed by more than 30 days in which case the written proposal must be received within a reasonable time before the Company begins to print and send its proxy materials for the Next Annual Meeting. Such proposals also must comply with Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored materials.

●	Our Bylaws include advance notice provisions that require stockholders desiring to recommend or nominate individuals for election to the Board or who wish to present a proposal at the Next Annual Meeting to do so in accordance with the terms of the advance notice provisions. For a stockholder proposal or a nomination that is not intended to be included in the Company’s Proxy Statement and proxy card under Rule 14a-8, our Corporate Secretary must receive the written proposal not less than 60 days nor more than 90 days before the first anniversary of this year’s Annual Meeting; Provided, however, that in the event that the Next Annual Meeting is called for a date that is not within 30 days before or after the first anniversary date of this Annual Meeting, the proposal must be received not less than five days after the earlier of the date the corporation: (A) mailed notice to its stockholders that the Next Annual Meeting will be held, (B) issued a press release or filed a periodic or current report with the SEC announcing the date of the Next Annual Meeting or (C) otherwise publicly disseminated notice that the Next Annual Meeting will be held. Your notice must contain the specific information set forth in our Bylaws.

●	Additionally, you must be a record holder at the time you deliver your notice to the Corporate Secretary and be entitled to vote at the next annual meeting of stockholders.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to our Corporate Secretary at Ecoark Holdings, Inc., 303 Pearl Parkway Suite 200, San Antonio, TX 78215, Attention: Corporate Secretary.

We reserve the right to amend our Bylaws and any change will apply to the Next Annual Meeting unless otherwise specified in the amendment.

Interest of Officers and Directors in Matters to Be Acted Upon

Except in the election to our Board of nominees set forth herein, none of the officers or directors have any direct interest in any of the matters to be acted upon at the Annual Meeting. However, to the extent that approval of Proposal 2 will permit Ecoark to effect all planned spin-offs, the nominees will benefit to the extent they own our Common Stock or Common Stock equivalents as of the record dates for each spin-off. While the beneficial ownership of the board nominees may change, stockholders should review the section of this Proxy Statement beginning at page 29 which reflects beneficial ownership as of the Record Date for the Annual Meeting.

The Board Recommends that THE STOCKholders Vote “FOR” Proposals 1, 2, 3, 4, and 5.

PROPOSAL 1.

ELECTION OF DIRECTORS

Pursuant to the authority granted to our Board under our Bylaws, the Board has fixed the number of directors constituting the entire Board at four. The Board currently consists of four directors following the resignation of Peter Mehring on February 11, 2022 and the reduction of the number of directors. In connection with the closing of the Private Placement, initially the Purchaser has the right to designate one director. However, the Purchaser is not designating a director at the Annual Meeting.

Upon the recommendation of the Corporate Governance & Nominating Committee of the Board, our Board has nominated the four current directors named below to be elected as directors at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Although management does not anticipate that any nominee will be unable or unwilling to serve as a director, in the event of such an occurrence proxies may be voted in the discretion of the persons named in the proxy for a substitute designated by the Board, unless the Board decides to reduce the number of directors constituting the Board.

The Board recommends a vote “FOR” the election of all of the director nominees.

Nominees for Director

The following table sets forth information provided by the nominees as of the Record Date. All of the nominees are currently serving as directors of the Company. All of the nominees have consented to serve if elected by our stockholders.

Name	Age	Position	Director Since
Randy S. May	58	Chairman and Chief Executive Officer	2016*
Gary M. Metzger	70	Director	2016*
Steven K. Nelson	64	Lead Director	2017
Emily L. Pataki	38	Director	2021

*	Messrs. May and Metzger served on the Board of Directors of Ecoark, Inc. from 2011 and 2013, respectively, until it effected a reverse merger acquisition of the Company, which was formerly known as Magnolia Solar Corporation on March 24, 2016. Messrs. May and Metzger again joined the Board effective on April 11, 2016.

There are no family relationships among our directors and executive officers.

Director Nominees Biographies

Randy S. May. Mr. May has served as Chairman of the Board since April 11, 2016 and served as Chief Executive Officer of the Company from April 13, 2016 through March 28, 2017, and then again from September 21, 2017, to the present. Mr. May has also served as the Executive Chairman of the Board of Directors of Agora, an approximately 90% owned subsidiary of the Company, since September 2021. He previously served as Chairman of the Board of Directors and as Chief Executive Officer of Ecoark, Inc. from its incorporation until its reverse acquisition with Magnolia Solar Corporation in March 2016. Mr. May is a 25-year retail and supply-chain veteran with experience in marketing, operational and executive roles. Prior to joining the Company, Mr. May held a number of roles with Wal-Mart Stores, Inc. (“Walmart”). From 1998 to 2004, Mr. May served as Divisional Manager for half the United States for one of Walmart’s specialty divisions, where he was responsible for all aspects of strategic planning, finance, and operations for more than 1,800 stores. Mr. May’s qualifications and background that qualify him to serve on the Board include his strong managerial and leadership experience, his extensive knowledge of strategic planning, finance and operations, as well his ability to guide the Company.

Gary M. Metzger. Mr. Metzger has been serving on the Board since March 24, 2016 and served on the Board of Directors of Ecoark, Inc. from 2013 until its reverse merger with Magnolia Solar Corporation in March 2016. Mr. Metzger has 40 years of product development, strategic planning, management, business development and operational expertise. He served as an executive at Amco International, Inc. and Amco Plastics Materials, Inc. (“Amco”), where in 1986 he was named President and served in such role for 24 years until Amco was sold to global resin distribution company, Ravago Americas, in December 2011, where he remains a product developer and product manager. Mr. Metzger was also a co-owner of Amco. In addition to his leadership functions, Mr. Metzger spearheaded research and development for recycled polymers, new alloy and bio-based polymer development, and introduced fragrance into polymer applications. He also developed encrypted item level bar code identification technology, anti-counterfeiting technologies and antimicrobial technologies. The Company believes that Mr. Metzger’s leadership and knowledge of manufacturing companies, product development, strategic planning, management and business development are an asset to the Board. Taken together, these are among the many qualifications and the significant experience that have led to the conclusion that Mr. Metzger is qualified to serve on the Board.

Steven K. Nelson. Mr. Nelson has been serving on the Board and as Chairman of our Audit Committee since April 2017. He was appointed Lead Director in July 2022. Mr. Nelson has also served as a director of Agora since October 2021. Since 2015, Mr. Nelson has been a lecturer for the Department of Accounting at the University of Central Arkansas. Mr. Nelson is licensed as a Certified Public Accountant (“CPA”) in the State of Arkansas. Mr. Nelson’s 35-year career as a CPA, his academic expertise, and his experience on our Board qualifies him to serve on the Board and its Audit Committee. His broad experience uniquely qualifies Mr. Nelson as an SEC Audit Committee Financial Expert.

Emily L. Pataki. Ms. Pataki has been serving on the Board since November 12, 2021. Since 2016, Ms. Pataki has been self-employed as a consultant assisting clients with aerospace, defense and corporate strategy. Since 2014, she has also served on the Board of Directors and in various officer roles at Pedernales Electric Cooperative, an energy utility cooperative in Texas, and on the Board of Directors of Atec, Inc. an aerospace firm also located in Texas. The Company believes Ms. Pataki’s corporate and consulting experience and knowledge of the energy industry are an asset to the Board.

EXECUTIVE OFFICERS

Set forth below is biographical information with respect to each current executive officer of the Company. Mr. May also serves as a director of the Company. Officers are elected by the Board to hold office until their successors are elected and qualified.

Name	Age	Positions Held with the Company
Randy S. May	58	Chairman of the Board and Chief Executive Officer of the Company
Jay Puchir	46	Chief Financial Officer and Treasurer of the Company; Chief Executive Officer and President of Banner Midstream Corp.
Jimmy R. Galla	55	Chief Accounting Officer of the Company
William B. Hoagland	40	Chief Executive Officer of Agora

Randy S. May. See “Nominees for Directors” above for Mr. May’s biographical information.

Jay Puchir. Mr. Puchir has served as the Chief Financial Officer of the Company since April 12, 2022 and Treasurer of the Company since October 22, 2020. Mr. Puchir has also served as the Chief Executive Officer and President of Banner Midstream Corp. since its formation in April 2018. He previously was Chief Financial Officer of Agora from September 2021 to April 2022.  Mr. Puchir served in various roles as an executive at the Company including Director of Finance from December 2016 to March 2017, Chief Executive Officer from March 2017 to October 2017, Chief Financial Officer from October 2017 to May 2018 and Chief Accounting Officer from March 2020 to October 2020.  He served as Chief Executive Officer of Banner Energy Services Corp. from November 2019 to August 2020 and as Chairman from February 2020 to August 2020. Mr. Puchir is a licensed Certified Public Accountant in the State of South Carolina.

Jimmy R. Galla. Mr. Galla has served as our Chief Accounting Officer since October 22, 2020. He had previously served as the Company’s Director of Financial Reporting since July 20, 2020, and prior to that he served as an accounting consultant to the Company from January 2017 to March 2020. From October 2017 to July 2020, Mr. Galla served as VP, Financial Accounting Lead Analyst, Deputy Controller Department of Citibank, Inc.

William B. Hoagland. Mr. Hoagland has served as Agora’s Chief Executive Officer and as a director of Agora since September 2021. From May 2019 until April 8, 2022, Mr. Hoagland was also Chief Financial Officer of Ecoark. Prior to that, Mr. Hoagland spent eight years as Managing Member of Trend Capital Management, a hybrid hedge fund with a track record of outperforming the S&P 500. Since July 23, 2021, Mr. Hoagland has been a director for HUMBL, Inc. [OTC: HMBL]. Mr. Hoagland holds the Chartered Financial Analyst designation and is a Level III candidate in the Chartered Market Technician Program.

Family Relationships

There are no family relationships among any of the directors or executive officers.

CORPORATE GOVERNANCE

Board Committees and Charters

The Board and its committees meet and act by written consent from time to time as appropriate. The Board has formed the following standing committees: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Corporate Governance & Nominating Committee (the “Nominating Committee”). These Committees regularly report on their activities and actions to the Board.

Each of our Audit, Compensation, and Corporate Governance & Nominating Committees has a written charter. Each of these committee charters is available through the “Investor Relations” section on our website, which can be found at www.ecoarkusa.com. The information on, or that can be accessed through, our website is not incorporated into this Proxy Statement.

The following table identifies the independent and non-independent Board nominees and Committee members:

Name	Independent	Audit	Compensation	Corporate Governance & Nominating

Randy S. May
Gary M. Metzger	×	×	Chair	×
Steven K. Nelson	×	Chair	×	×
Emily L. Pataki	×	×	×	Chair

All of the directors attended over 75% of the applicable Board and Committee meetings held during the fiscal year ended March 31, 2022 (the “2022 Fiscal Year”).

Board and Committee Meetings

Our Board held seven meetings during the 2022 Fiscal Year. We have no formal policy regarding attendance by directors or officers at our stockholder meetings.

During the 2022 Fiscal Year, our Audit Committee held five meetings, the Compensation Committee held three meetings, and the Corporate Governance & Nominating Committee held three meetings.

Director Independence

Our Board, in the exercise of its reasonable business judgment, has determined that each of the Company’s three non-employee directors qualifies as an independent director pursuant to Rule 5605(a)(2) of Nasdaq Listing Rules and applicable SEC rules and regulations.

Our Board has also determined that Mr. Gary Metzger, Mr. Steven K. Nelson and Ms. Emily L. Pataki meet the independence requirements under Rule 5605(c)(2) of the Nasdaq Listing Rules and the heightened independence requirements for Audit Committee members under Rule 10A-3 of the Securities Exchange Act of 1934. Also, our Board has determined that Mr. Gary Metzger, Mr. Steven K. Nelson and Ms. Emily L. Pataki are independent under Rule 5605(a) of the Nasdaq Listing Rules independence standards for Compensation Committee members.

Committees of the Board of Directors

The following is an overview of each of the Audit Committee, Corporate Governance & Nominating Committee and Compensation Committee of our Board. Each such committee operates under a written charter; copies of which available on our website at https://www.ecoarkusa.com/investor-relations/.

Audit Committee

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee also has responsibility for approving related party transactions.

Audit Committee Financial Expert

Our Board has determined that Mr. Steven K. Nelson is qualified as an Audit Committee Financial Expert, as that term is defined under the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002.

Corporate Governance & Nominating Committee (“Nominating Committee”)

The responsibilities of the Nominating Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establishing procedures for the nomination process including procedures, oversight of possible conflicts of interests involving the Board and its members, developing corporate governance principles, and the oversight of the evaluations of the Board and management. The Nominating Committee has not established a policy with regard to the consideration of any candidates recommended by stockholders. If we receive any stockholder recommended nominations, the Nominating Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers and other compensation matters, including the periodic review of the compensation strategy of the Company in consultation with the chief executive officer and its effect on the achievement of Company goals. Additionally, the Compensation Committee is responsible for administering the Company’s executive and equity compensation plans, including the 2013 Incentive Stock Option Plan and the 2017 Omnibus Stock Plan, and such other compensation and benefit plans, as it deems appropriate, subject to the Board's authority to also appoint other committees to administer awards made to non-executive officers.

Board Diversity

While we do not have a formal policy on diversity, our Board and Nominating Committee consider diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contribution to that mix. Of our four directors, one is female. Although there are many other factors, our Board seeks individuals with experience in the oil and gas industry or in other industries in which we operate or legal and accounting skills.

Board Leadership Structure

Our Board has determined that its current structure, with a combined Chairman and Chief Executive Officer roles, is in the best interests of the Company and its stockholders at this time. A number of factors support the leadership structure chosen by the Board, including, among others:

●	The Chief Executive Officer is intimately involved in the day-to-day operations of the Company and is best positioned to elevate the most critical business issues for consideration by the Board.

●	The Board believes that having the Chief Executive Officer serve in both capacities allows him to more effectively execute the Company’s strategic initiatives and business plans and confront its challenges. A combined Chairman and Chief Executive Officer structure provides us with decisive and effective leadership with clearer accountability to our stockholders. The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board. The Board believes that the use of regular executive sessions of the non-management directors allows it to maintain effective oversight of management.

Our Bylaws provide that the Chairman of the Board may be elected by a majority vote of the Board of Directors and shall serve until the meeting of the Board following the next annual meeting of stockholders at which such Chairman is re-elected. The Chairman of the Board shall preside at all meetings.

Our Corporate Governance Guidelines (the “Guidelines”) provide that a Lead Director selected by the non-management directors shall preside at meetings of the Board at which the Chairman of the Board is not present. The Guidelines require that the Lead Director shall preside at executive sessions of the non-management directors. The non-management directors will meet in executive session, no less frequently than quarterly, as determined by the Lead Director, or when a director makes a request of the Lead Director. Steven K. Nelson currently serves as the Lead Director. The Lead Director serves as the Company’s lead independent director.

Board Risk Oversight

Our risk management function is overseen by our Board. Our management keeps its Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Mr. Randy S. May, as our Chief Executive Officer and Chairman of the Board, works closely with the Board once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment.

The Board actively interfaces with management on seeking solutions to any perceived risk.

Stockholder Communications

Although we do not have a formal policy regarding communications with our Board, stockholders may communicate with the Board by writing to the Corporate Secretary of Ecoark Holdings, Inc. at 303 Pearl Parkway Suite 200, San Antonio, TX 78215. Stockholders who would like their submission directed to a particular member of the Board may so specify, and the communication will be forwarded, as appropriate.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and changes in ownership of our Common Stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during our fiscal year ended March 31, 2022, except for one Form 4 for Peter Mehring, who resigned from our Board in February 2022, in connection with a grant of Restricted Stock Units to Mr. Mehring, which was not timely filed due to an administrative error.

Code of Ethics

We have adopted a Code of Ethics as defined in Item 406 of Regulation S-K, which code applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. All directors, officers, and other employees are expected to be familiar with the Code of Ethics and to adhere to the principles and procedures set forth therein. The Code of Ethics forms the foundation of a comprehensive program that requires compliance with all corporate policies and procedures and seeks to foster an open relationship among colleagues that contributes to good business conduct and an abiding belief in the integrity of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

Directors, officers, and other employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The full text of the Code of Ethics is available on our website at https://www.ecoarkusa.com/company/governance. We intend to satisfy the disclosure requirements of Form 8-K regarding any amendment to, or a waiver from, any provision of our Code of Ethics by posting such amendment or waiver on our website.

Hedging

Under the Company’s Insider Trading Policy, all officers, directors and employees are prohibited from engaging in hedging transactions.

RELATED PARTY TRANSACTIONS

Set forth below is the description of transactions since April 1, 2020, to which the Company has been a party in which the amount involved exceeded $120,000 and in which any of our directors, executive officers, beneficial owners of 5% or more of our Common Stock and certain other related persons had a direct or indirect material interest, other than compensation arrangements described in this Proxy Statement under “Executive Compensation” or “Director Compensation.”

Until June 16, 2022, the Company owned 100% of Trend Discovery Holdings LLC (“Trend Discovery”) either directly or through Agora, a 90% owned subsidiary. Trend Discovery is the sole owner of Trend Capital Management LLC (“Trend Discovery Capital Management”), which is the general partner of Trend Discovery LP, a limited partnership (“Trend LP”). On August 31, 2021, William B. Hoagland, our then Chief Financial Officer, transferred 550,000 shares of Ecoark Holdings Common Stock to Trend LP, of which Mr. Hoagland owns an approximately 36.0% partnership interest. Following the transfer, Trend LP owned 713,255 shares of Ecoark Holdings Common Stock. Additionally, Trend Discovery SPV 1, LLC (“Trend SPV”) holds 243,471 shares of Ecoark Common Stock and 460,000 warrants to purchase Ecoark Holdings Common Stock. Trend Capital Management is the general partner or manager of, and provides services and collects fees from entities including Trend LP and Trend SPV, respectively. However, Trend Capital Management is not the investment manager of these entities, nor the beneficial owner of Ecoark Holdings securities held by Trend LP nor Trend SPV since it assigned the sole power to vote and direct all investment activities which will impact the entities’ economic performance to an independent third party not affiliated with Ecoark Holdings. The investment capital in Trend LP and Trend SPV is from individual limited partners and members, and not from the Company.

On August 5, 2021, the Company granted Peter Mehring, then a director of the Company and Chief Executive Officer and President of Zest Labs, Inc., 272,252 restricted stock units (“RSUs”) in exchange for cancellation of 672,499 previously issued stock options, of which 100,875 remained unvested. The RSUs were granted under the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”). Each RSU represents a contingent right to receive one share of the Company’s Common Stock. The grant of the RSUs and the cancellation of the Options were approved by the Compensation Committee of the Board. The RSUs vest in 12 equal quarterly increments with the first vesting date being November 4, 2021. Additionally, in October 2021 following stockholder approval of an amendment to the 2017 Plan, the Company granted Mr. Mehring an additional 63,998 RSUs having the same terms as those described above.

On February 2, 2022, Peter Mehring gave notice of his intent to resign as an executive officer and director effective on February 11, 2022. Mr. Mehring resigned as a result of his entering into an Employment Agreement with a leading Internet service company. He also entered into a Consulting Agreement with the Company under which Mr. Mehring advises Zest Labs, Inc. on matters relating to Zest Lab, Inc.’s intellectual property and litigation as well as provide transition services. The Consulting Agreement has a one-year term, during which time the Company agreed to pay Mr. Mehring $16,667 per month and for his unvested stock awards to continue to vest during the term, and that the expiration date on any stock awards be extended to February 14, 2023.

Between February 1 and March 1, 2022, Trend Exploration assigned working interests in oil wells to Sky3D, LLC, a limited liability company controlled by Randy May, our Chief Executive Officer, in connection with non-interest bearing loans made by Mr. May to us in the amount of $727,737. These loans included $227,737 paid to drill an oil well on a 9,615 acre lease on which the Company is required to drill a well every 270 days and working capital loans. In exchange, Sky3D, LLC assigned the Company a 2.5% working interest in an oil well owned Sky3D, LLC and the loans were cancelled.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the fiscal years ended March 31, 2022 and 2021.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Total ($)

Randy S. May(3)	2022	400,000	833,335	1,233,335
Chief Executive Officer and Chairman of the Board of the Company; Executive Chairman of Agora	2021	333,333		333,333

William B. Hoagland Hoagland(4)	2022	328,333	833,335	1,161,668
Chief Executive Officer of Agora	2021	200,000		200,000

Jay Puchir (5)	2022	238,333	625,000	863,333
Chief Financial Officer; Chief Executive Officer and President of Banner Midstream	2021	183,750		183,750

(1)	We periodically review, and may increase, base salaries in accordance with the Company’s normal annual compensation review for each of our Named Executive Officers.
(2)	Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures during the applicable fiscal year, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the recipient. See the footnotes to the consolidated financial statements of the Company contained in Item 8 of its Annual Report on Form 10-K for the 2022 Fiscal Year for information regarding the assumptions underlying the valuation of equity awards.
(3)	Mr. May is the Chief Executive Officer of the Company and has been Executive Chairman of Agora since September 2021. The amounts are itemized as follows: (a) for salary, consists of $400,000 paid or incurred by Ecoark Holdings; and (b) for Stock Awards, consists of an award of Agora restricted stock granted by Agora.
(4)	Mr. Hoagland has served as Chief Executive Officer of Agora since September 2021, and served as the Chief Financial Officer of the Company from May 2019 until April 12, 2022. The amounts are itemized as follows: (a) for salary, consists of $270,000 paid or incurred by Ecoark Holdings and $58,333.33 by Agora; and (b) for Stock Awards, consists of an award of Agora restricted stock granted by Agora.
(5)	Mr. Puchir has served as the Chief Financial Officer of the Company since April 12, 2022 and served as the Chief Financial Officer of Agora until April 12, 2022. The amounts are itemized as follows: (a) for salary, consists of $180,000 paid or incurred by Ecoark Holdings and $58,333 by Agora; and (b) for Stock Awards, consists of an award of Agora restricted stock granted by Agora.

Named Executive Officer Employment Agreements

Set forth below are summaries of our Employment Agreements with each Named Executive Officer. For purposes of clarity, we have separated the employment and compensation arrangements for Named Executive Officers between those provided by Ecoark Holdings and those provided by Agora.

Ecoark Holdings Employment Agreements

Randy S. May

Mr. May receives an annual salary of $400,000 pursuant to an oral Employment Agreement.

William B. Hoagland

Under his former Employment Agreement with Ecoark Holdings dated May 15, 2019, Mr. Hoagland previously served as Chief Financial Officer of Ecoark Holdings and received an annual salary of $180,000, which was increased to $270,000 in September 2020. His Employment Agreement with Ecoark Holdings was terminated in April 2022 in connection with his resignation as Chief Financial Officer of Ecoark Holdings.

Jay Puchir

Mr. Puchir entered into a three-year Employment Agreement with Banner Midstream which expires in March 2023. He receives an annual base salary of $280,000 which was increased by the Board from the initial base salary of $180,000. Under his Employment Agreement, Mr. Puchir also received 50,000 stock options and is entitled to receive an annual bonus of up to 30% of his annual base salary based on based on performance criteria established by the Board.

Pursuant to Mr. Puchir’s Employment Agreement, in the event of termination by the Company without “cause,” or resignation for “good reason,” Mr. Puchir is entitled to receive an amount of base salary for the longer of (i) the remainder of the applicable term, and (ii) three months, and a lump sum cash payment equal to six times the “applicable percentage” of his monthly COBRA premium cost.

Generally, “good reason” is defined as (i) a material reduction of Mr. Puchir’s annual base salary (which must be by at least 20% in order to constitute a material reduction), or (ii) a material breach of the terms of the Employment Agreement by the Company.

Agora Employment Agreements

The chart below summarizes the terms and conditions of Agora employment arrangements with each of our Named Executive Officers. As indicated in footnote (5) to the below table, Mr. Puchir’s Employment Agreement with Agora terminated in April 2022 in connection with his resignation from that subsidiary.

Executive	Term	Base Salary/ Compensation(1)	Equity(2)	Bonus
William B. Hoagland Chief Executive Officer of Agora	October 1, 2021 through September 30, 2024(1)	$370,000 per year	1,000,000 shares of Agora restricted common stock	Annual bonus of up to 100% of base salary per year based on the executive and/or Agora meeting performance objectives to be established by Agora’s Board of Directors or Compensation Committee
Randy May Executive Chairman of Agora(3)	October 1, 2021 through September 30, 2024(1)	$300,000 per year	1,000,000 shares of Agora restricted common stock	Annual bonus of up to 100% of base salary per year based on the executive and/or Agora meeting performance objectives to be established by Agora’s Board or Compensation Committee
Jay Puchir Former Chief Financial Officer of Agora(4)	October 1, 2021 through September 30, 2024	$280,000 per year	750,000 shares of Agora restricted common stock	Annual bonus of up to 100% of base salary per year based on the executive and/or Agora meeting performance objectives to be established by Agora’s Board or Compensation Committee

(1)	Automatic one-year renewal periods unless either party gives written notice of non-renewal at least 30 days prior to the end of the applicable term
(2)	The Agora restricted shares shall vest in one-third increments each year commencing October 1, 2021 subject to continued employment on the applicable vesting date and also after the first year one-third will vest based upon meeting certain milestones. Any Agora restricted shares which do not vest shall be forfeited. The Agora restricted shares shall automatically vest upon a change of control of Agora.
(3)	Because Mr. May also has an oral Employment Agreement with Ecoark Holdings as described above, Mr. May’s Agora salary of $300,000 will not be paid or accrued until Ecoark Holdings completes the spin-off of Agora. Because Mr. May is the Chairman and Chief Executive Officer of Ecoark Holdings, he is prohibited from receiving additional compensation for non-employee director positions of current subsidiaries of Ecoark Holdings.
(4)	On April 12, 2022, Mr. Puchir resigned as Chief Financial Officer of Agora due to time contraints. The Agora Board of Directors approved the accelerated vesting of Mr. Puchir’s 750,000 restricted shares. His Employment Agreement with Agora, including his salary and entitlement to a bonus, terminated as of that date.

Until September 30, 2021, each of Messrs. William B. Hoagland, Randy May, and Jay Puchir (the former Chief Financial Officer of Agora) were solely compensated by Ecoark Holdings. Beginning October 1, 2021, the additional compensation over their Ecoark Holdings salaries for Mr. Hoagland has been allocated to Agora. Since April 8, 2022 Agora is responsible for all of their compensation, and Mr. Hoagland have resigned from his responsibilities with Ecoark Holdings.

Agora Annual Bonuses

Mr. Hoagland shall be eligible to earn, for each complete year ending during the Term, an annual bonus of up to 100% of the executive’s Annual Base Salary based on terms and conditions, including the financial performance of Agora as well as individual performance goals, as set forth in a bonus plan that is to be established, approved, administered and determined in all respects in the sole discretion of Agora’s Board of Directors or Compensation Committee.

Agora Termination Provisions

The table below describes the severance payments that Agora’s executive officers are entitled to in connection with a termination of their employment upon death, disability, dismissal without cause, or for Good Reason. All of the termination provisions are intended to comply with Section 409A of the Internal Revenue Code of 1986 and the Regulations thereunder.

Death or Total Disability	One year base salary and all equity shall vest

Without Cause or Termination by Executive for Good Reason(1)(2)	Greater of: (i) remaining base salary during applicable term and (ii) three months base salary.

(1)	Good Reason is generally defined as the material reduction of the executive’s base salary or any other action or inaction that constitutes a material breach by Agora. For the executive’s termination of his employment to be for Good Reason, the executive must notify Agora in writing of the event giving rise to Good Reason within 30 days following the occurrence of the event (or, if later, 30 days following the executive’s knowledge of occurrence of the event), the event must remain uncured after the expiration of the 30 days following the delivery of written notice of such event to Agora by the executive, and the executive must resign effective no later than 30 days following Agora’s failure to cure the event and must give at least 30 days’ advance written notice prior to the executive’s effective date of resignation.
(2)	Cause is generally defined as the commission of a felony, fraud or material misappropriation of Agora’s property, excessive use of alcohol or illegal use of drugs, discriminatory or harassing behavior, gross negligence of duties or breach of any agreement by or on behalf of Agora.

Outstanding Equity Awards at Fiscal Year End

The following table presents information concerning equity awards held by our Named Executive Officers as of March 31, 2022:

	Number of Securities Underlying	Number of Securities Underlying	Option Awards
Name	Unexercised Options (#) Exercisable	Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Randy S. May	50,000	—	4.55	12/31/2029

Jay Puchir	40,000	—	3.15	5/5/2029
	50,000	—	2.60	3/27/2029
William B. Hoagland	—	—	—	—

DIRECTOR COMPENSATION

Director Compensation Table

Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Beginning with the quarter ended December 31, 2021, directors began receiving quarterly cash payments of $12,500 and RSU grants with a value of $12,500 based on the closing price of our Common Stock on each applicable grant date. Additional cash and RSU grants are granted for servings the chair of a Board committee.

The following table sets forth the compensation earned to our non-employee directors for service during the fiscal year ended March 31, 2022.

Name (a)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(c)(1)	Option Awards ($)(1)	Total ($)

Gary Metzger	32,848	19,293	61,413	113,554
Steven K. Nelson	38,065	19,293	61,413	118,772
Emily L. Pataki (2)	21,793	19,293	---	41,087
John P. Cahill (3)	11,054	---	61,413	72,467

(1)	Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures granted to the non-employee members of our Board during the 2022 fiscal year, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by each director.
(2)	Ms. Pataki has served as a director from November 2021 to present.
(3)	Mr. Cahill served as a director from May 2016 until November 2021.

The table below sets forth the shares of unexercised options held by each of our non-employee directors outstanding as of March 31, 2022.

Name	Aggregate Number of Option Awards Outstanding at March 31, 2022
Gary Metzger	120,686
Steven K. Nelson	120,686
Emily L. Pataki	—

Equity Compensation Plan Information

The following table contains information about the 2013 Incentive Stock Plan and the 2017 Omnibus Incentive Plan as of March 31, 2022:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
2013 Incentive Stock Plan	127,498	$13.00	433,707
2017 Omnibus Incentive Plan	598,238	8.56	56,907
Equity compensation not approved by stockholders (1)	1,187,942	5.07	-
Total	1,913,678	$6.19	490,614

(1)	Represents non-qualified stock options not granted under any existing equity compensation plans.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of the Company’s Common Stock beneficially owned as of the Record Date by (i) those persons known by the Company to be owners of more than 5% of the Company’s outstanding Common Stock, (ii) each director, (iii) each Named Executive Officer (as such term is defined in Item 402(m)(2) of Regulation S-K under the Exchange Act), and (iv) the Company’s current executive officers and directors as a group. Unless otherwise specified in the notes to the below table, the address for each person is: c/o Ecoark Holdings, Inc., 303 Pearl Parkway Suite 200, San Antonio, TX 78215, Attention: Corporate Secretary.

Title of Class	Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)
Named Executive Officers and Directors:
Common Stock,	Randy S. May (2)	595,000	2.2%
Common Stock	Gary Metzger (3)	1,088,432	4.1%
Common Stock	Steven K. Nelson (4)	127,836	*
Common Stock	Emily L. Pataki (5)	20,000	*
Common Stock	Jay Puchir (6)	646,425	2.4%
Common Stock	William B. Hoagland (7)	14,500	*
Common Stock	All directors and all executive officers as a group (7 persons) (7)	2,516,193	9.4%
5% Stockholders:
Common Stock	Nepsis, Inc. (8)	2,908,421	11.0%

*	Less than 1%.

(1)	Applicable percentages are based on 26,466,980 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of convertible notes. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days.
(2)	Mr. May is our Chairman of the Board and Chief Executive Officer. Includes 50,000 vested stock options.
(3)	Mr. Metzger is a director. Includes 200,000 shares held by Gary Metzger Irrevocable Trust and 120,686 vested stock options.
(4)	Mr. Nelson is a director. Includes 120,686 vested stock options.
(5)	Ms. Pataki is a director. Represents 20,000 shares held by Theodore R. Pataki & Emily Lederer Pataki JT TEN.
(6)	Mr. Puchir is our Chief Financial Officer. Includes 50,000 vested stock options and 547,946 shares of Common Stock and 40,000 vested stock options held by Atikin Investments LLC, an entity managed by Mr. Puchir.
(7)	This amount represents beneficial ownership by all directors and all current executive officers of the Company including those who are not Named Executive Officers under the SEC’s disclosure rules. Includes 717,622 vested stock options.
(8)	The address is 8674 Eagle Creek Circle, Minneapolis, MN 55378. Based solely on the information contained in a Schedule 13D/A filed with the SEC on April 13, 2022.

PROPOSAL 2.

APPROVAL OF NASDAQ 20% ISSUANCE PROPOSAL

Overview of the Private Placement

On June 8, 2022, we entered into a Securities Purchase Agreement (the “Agreement”) with the Purchaser pursuant to which we sold the Purchaser 1,200 shares of Series A Convertible Redeemable Preferred Stock (the “Series A”), 102,881 shares of Common Stock (the “Commitment Shares”) and a warrant to purchase shares of Common Stock (the “Warrant,” and together with the Series A and the Commitment Shares, the “Securities”) for a total purchase price of $12,000,000.

The Purchaser is a subsidiary of BitNile Holdings, Inc. [NYSE American: NILE] (“BitNile”).

The material terms of the Series A and the Warrant are summarized below, which descriptions do not purport to be complete and are summarized in their entirety by the Warrant and the Certificate of Designation of the Series A (the “Series A Certificate”), which have been filed as exhibits to the Company’s Current Report on Form 8-K filed on June 9, 2022 disclosing the Agreement and the transactions contemplated thereby. In addition, the Company and the Purchaser subsequently agreed to amend the Warrant (the “Amended Warrant”) and the Series A Certificate. Copies of the Amended and Restated Warrant and the Second Amendment to the Series A Certificate have been filed with the SEC on July 15, 2022.

Series A

Conversion Rights

Each share of Series A has a stated value of $10,000 and is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $2.10 per share, subject to certain adjustment provisions. The holder’s conversion of the Series A is subject to a beneficial ownership limitation of 19.9% of the issued and outstanding Common Stock as of any applicable date, unless and until we obtain stockholder and Nasdaq approval for the conversion of more than that amount in order to comply with Nasdaq rules (the “Nasdaq Beneficial Ownership Limitation”). In addition, the conversion rights in general do not become effective until the first day after the Record Date for the Annual Meeting seeking such stockholder approval. The shares of Series A as amended are also subject to a 4.99% beneficial ownership limitation, which may be increased to up to 9.9% by the holder by giving 61 days’ notice to the Company (either, a “Beneficial Ownership Limitation”).

Voting Rights

The Series A is entitled to vote with the Common Stock as a single class on an as-converted basis, subject to applicable law and the Nasdaq Rules. The Beneficial Ownership Limitation applies to voting of the Series A as well as the conversion. In addition, as long as the holder continues to hold at least 25% of the shares of Series A issued to it on the issuance date, the holder is entitled to elect a number of directors to our Board equal to a percentage determined by (i) the number of Series A beneficially owned by the holder, calculated on an “as converted” basis, (ii) divided by the sum of the number of shares of Common Stock outstanding plus the number of Conversion Shares issuable on an “as converted” basis. Any such director(s) so elected may only be removed without cause by the affirmative vote of the holder. Initially, the Purchaser may designate one director. As of the Record Date, the Purchaser has not designated a director. If prior to the Annual Meeting it does so, our Board will increase the number of directors and appoint the Purchaser’s designee. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A), exclusively and voting together as a single class, are entitled to elect the balance of the total number of our directors. The Purchaser is not eligible to vote at the Annual Meeting on the Nasdaq 20% Issuance Proposal to approve the issuance of more than 19.9% of shares outstanding on any applicable conversion date.

Dividend Rights

The holder of shares of the Series A is entitled to receive cumulative cash dividends at an annual rate of 12.6% of the stated value, which is equivalent to $1,260 per year per share, payable monthly beginning on the issuance date and continuing until the earlier of (a) June 8, 2024, and (b) the date on which the holder no longer holds any shares of Series A. If we fail to make one or more dividend payments, whether or not consecutive, a default dividend rate of 18% per annum will apply until all accumulated dividend payments have been made.

Liquidation Rights

The shares of Series A have a liquidation preference over the Common Stock and any subsequent series of junior preferred stock of $1,200 per share of Series A, plus accrued but unpaid dividends.

Redemption

At any time beginning on or after June 8, 2024, the holder of Series A may cause us to redeem some or all of the shares of Series A it holds at a redemption price of $1,200 per share, plus any accumulated and unpaid dividends thereon.

Negative Covenants and Approval Rights

The Series A Certificate subjects us to negative covenants restricting our ability to take certain actions without prior approval from the holder(s) of a majority of the outstanding shares of Series A for as long as the holder(s) continue to hold at least 25% (or such higher percentage as set forth in the Series A Certificate) of the Series A shares issued on the closing date under the Agreement. These restrictive covenants include the following actions by us, subject to certain exceptions and limitations:

(i)	payment or declaration of any dividend (other than pursuant to the Series A Certificate);

(ii)	investment in, purchase or acquisition of any assets or capital stock of any entity for an amount that exceeds $100,000 in any one transaction or $250,000, in the aggregate;

(iii)	issuance of any shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock;

(iv)	incurrence of indebtedness, liens, or guaranty obligations, in an aggregate amount in excess of $50,000 in any individual transaction or $100,000 in the aggregate;

(v)	sale, lease, transfer or disposal of any of its properties having a value calculated in accordance with GAAP of more than $50,000;

(vi)	increase in any manner the compensation or fringe benefits of any of its directors, officers, employees; and

(vii)	merger or consolidation with, or purchase a substantial portion of the assets of, or by any other manner the acquisition or combination with any business or entity.

The above and other negative covenants in the Series A Certificate do not apply to a reverse merger with an entity with securities quoted on a market operated by OTC Markets or listed on a national securities exchange approved by the SEC.

Warrant

The Amended Warrant provides the Purchaser or its assignees (together, the “Holder”) with the right to purchase a number of shares of Common Stock as would enable the Holder together with its affiliates to beneficially own 49% of our Common Stock (the “Warrant Shares”) calculated on a fully diluted basis at an exercise price of $0.001 per share, including the Commitment Shares and Conversion Shares unless sold. Subject to stockholder approval, the Amended Warrant will vest and become exercisable if on June 8, 2024: (i) the Holder (together with its affiliates) beneficially owns less than 50% of our outstanding Common Stock (on a fully diluted basis) and (ii) the Company has failed to complete the following spin-offs to our security holders or to any other subsidiary of our equity ownership of our three principal subsidiaries: Agora Digital Holdings, Inc., or their principal subsidiaries (“Agora”), Banner Midstream Corp. (“Banner Midstream”) and Zest Labs, Inc. or their principal subsidiaries (together, the “Distributions”). Provided, we must retain 20% of our Common Stock of Agora. The Amended Warrant may be exercised on a cashless basis and expires on June 8, 2027. In the event that the Company or its transfer agent fails to issue the shares of Common Stock within three business days following delivery of a notice of exercise, the Amended Warrant provides that the Company must pay the Holder a fee of $2.4 million.

Registration Rights

Pursuant to the Agreement, we agreed to register the sale by the Purchaser of up to 5,246,456 shares of Common Stock, representing the Commitment Shares issued at the closing plus 5,143,575 of the Conversion Shares (the number of Conversion Shares not precluded by the Nasdaq Beneficial Ownership Limitation). This amount equals 19.9% of our outstanding Common Stock immediately prior to the closing. We have registered the sale by filing a prospectus supplement pursuant to our registration statement on Form S-3 (File No. 333-249532), which became effective on December 29, 2020, and the base prospectus included therein.

Nasdaq Rule 5635

Our Common Stock is listed on Nasdaq, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Below is an overview of the relevant provisions of Nasdaq Listing Rule 5635 as they relate to the Private Placement and the Nasdaq 20% Issuance Proposal. The overview does not purport to be complete and is qualified in its entirety by the full text of the Rule’s provisions, which are available on the Nasdaq’s Listing Center website at https://listingcenter.nasdaq.com/rulebook/nasdaq/rules.

Nasdaq Rule 5635(d)

Nasdaq Rule 5635(d) requires stockholder approval prior to an issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by a listed company of Common Stock equal to 20% or more of the Common Stock, or 20% or more of the voting power, that was outstanding before the issuance for less than the lower of the closing price of such Common Stock as of the date of execution of the definitive agreement with respect to such transaction and the average closing price for the five trading days immediately preceding such date. The provisions in (i) the Series A Certificate that prevent the issuance of shares of our Common Stock upon conversion if such issuance will result in such holders beneficially owning in excess of 19.99% of our Common Stock prior to stockholder approval pursuant to the Nasdaq Beneficial Ownership Limitation and (ii) the Amended Warrant that prevent exercise of the Amended Warrant prior to stockholder approval to the extent the issuance of Warrant Shares pursuant to such exercise, when combined with the issuances of shares of Common Stock upon conversion pursuant to the Series A Certificate, would be in excess of the Nasdaq Beneficial Ownership Limitation, are both required under Nasdaq Rule 5635(d). The 19.9% limitation is based upon the number of shares of Common Stock outstanding as of any given conversion date and excludes Common Stock previously sold.

We are seeking stockholder approval for the sale and issuance of such shares of Common Stock upon conversion and Warrant Shares in connection with the Private Placement pursuant to Nasdaq Rule 5635(d) without regard to the Nasdaq Beneficial Ownership Limitation.

Nasdaq Rule 5635(b)

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to an issuance of securities that will result in a “change of control” of a listed company, which for Nasdaq purposes is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. If the Amended Warrant vests, the Holder would become the beneficial owner of 49% of the outstanding shares of our Common Stock . Further, in the event we issue additional shares of Common Stock in a financing transaction or otherwise to a person or entity other than the Holder of the Amended Warrant or its affiliates or the Purchaser transfers or sells its shares of Common Stock to a non-affiliate, and the Amended Warrant subsequently vests, the number of Warrant Shares subject to the Amended Warrant will increase. As a result, our issuance of Common Stock pursuant to the Amended Warrant, if exercised, would result in a “change of control” for purposes of Nasdaq Listing Rule 5635(b).

Similarly, because of the Conversion Shares underlying the Series A, absent the Nasdaq Beneficial Ownership Limitation, our issuance of the Series A would constitute a “change of control” because a single entity would beneficially own over 20% of our outstanding Common Stock, which is a greater ownership position than any of our stockholders prior to the Private Placement.

Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b) to permit the issuance of 570,711 Conversion Shares and the Warrant Shares underlying the Amended Warrant underlying the Series A in excess of the 20% maximum under Rule 5635(b), after taking into account the Commitment Shares issued to the Purchaser and the Conversion Shares that are below the Nasdaq Beneficial Ownership Limitation contained in the Series A.

Consequences if Stockholder Approval is Not Obtained

If approval for the Nasdaq 20% Issuance Proposal is not obtained at the Annual Meeting, and in any event within 75 days of the filing of our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, or by September 20, 2022, we are obligated under the Agreement to call a meeting every two months thereafter to seek stockholder approval until the earlier of the date on which stockholder approval is obtained or the Warrant Shares are no longer outstanding.

We may issue the Purchaser up to 5,246,456 shares of Common Stock without stockholder approval under Nasdaq Rules. Thus, we may not issue 570,711 Conversion Shares underlying the Series A (the “Excess Shares”) or any Warrant Shares until we receive stockholder approval. However, because the Nasdaq Beneficial Ownership Limitation is based on shares of Common Stock outstanding as of any applicable conversion date and excludes Common Stock sold, it is possible that the Excess Shares may be issuable even if our stockholders do not approve Proposal 2. Under Nasdaq Rules, the Purchaser may not vote on the Nasdaq 20% Issuance Proposal. In addition, to avoid tracing of the Conversion Shares, the Purchaser is prohibited from converting the Series A until after the Record Date for stockholders eligible to vote at the Annual Meeting. Because the Conversion Shares have been issued, the Purchaser has agreed not to vote the Commitment Shares.

If we fail to obtain approval for the Nasdaq 20% Issuance Proposal, the Nasdaq Beneficial Ownership Limitation contained in the Series A will remain in effect, and the Holder of the Amended Warrant cannot exercise the Amended Warrant pursuant to Nasdaq Rule 5635.

Our planned Distributions described above are based upon an expectation that an affiliate of the Purchaser will sell a business or assets to us in exchange for some consideration. We have no understanding with the Purchaser or its affiliates. This will result in a change of control and may also require Nasdaq approval.

Description of Proposal

We are seeking stockholder approval as required by Nasdaq Rule 5635 (as described above) to enable us to issue a number of shares our Common Stock in connection with the Private Placement that exceeds 20% of our outstanding Common Stock as of any applicable conversion date, which includes 570,711 additional Conversion Shares and the Warrant Shares. The shares of our Common Stock that could be issued pursuant to the conversion of the Series A and the Amended Warrant consist of:

●	Up to a maximum of 570,711 shares of Common Stock that could be issued pursuant to the Series A Certificate upon conversion; and

●	additional shares of Common Stock issuable upon exercise of the Amended Warrant.

Related Parties

Except for the Private Placement, the Purchaser has not had any material relationship with us within the past three years. However, the Purchaser (or a designee) has the right to participate up to 25% in any future oil wells we drill at its election. Discussions with BitNile management about future drilling and participation rights are ongoing. Additionally, as described above, the Purchaser may initially designate one director of the Company.

Vote Required

The affirmative vote of the Holders of a majority of votes cast on the proposal, which includes those present in person or represented by proxy and entitled to vote on the matter and excludes the voting power underlying the Securities acquired in the Private Placement, is necessary to approve the Nasdaq 20% Issuance Proposal in accordance with Nasdaq Marketplace Rule 5635(e)(4). Broker non-votes will not affect whether this proposal is approved, but abstentions will have the same effect as a vote against the proposal. Although Nevada law is unclear, we are treating abstentions as votes cast.

Anticipated and Potential Effects of this Proposal

The issuance of the shares of our Common Stock which are the subject of the Nasdaq 20% Issuance Proposal will result in an increase in the number of shares our Common Stock outstanding. This will result in a decrease to the respective ownership and voting percentage interests of our other stockholders. Our market value and our future earnings per share, if any, may be reduced.

Because we have registered the Purchaser’s sale of 5,143,575 of the Conversion Shares and the 102,881 Commitment Shares, the addition of up to 5,246,456 freely-traded shares into the market could have an adverse effect on the trading price of our stock and/or result in increased trading volatility.

If the Nasdaq 20% Issuance Proposal is approved, it could also result in the subsequent issuance of a total of 26,746,343 shares, consisting of (i) the 570,711 Excess Shares over the Nasdaq Beneficial Ownership Limitation in the Series A, plus (ii) 26,175,632 Warrant Shares, after giving effect to the issuance of the Commitment Shares and assuming no other issuances of our Common Stock occur, which would be extremely dilutive to our other stockholders and could also adversely affect the market price and trading volatility of our Common Stock. This number of Warrant Shares assumes all Commitment Shares and Conversion Shares have not been sold since they must be included with the Warrant Shares in calculating the 49%.

If the Amended Warrant vests and the Holder then exercises the Amended Warrant in full to purchase the Warrant Shares, it would result in the Holder beneficially owning 49% of the outstanding shares of our Common Stock following the exercise. Such ownership would represent the largest ownership position in our Company. As a result, the Holder could be able to exert significant influence over matters requiring approval by our stockholders, including the election of directors and mergers, acquisitions or other extraordinary transactions. The Holder of the Amended Warrant may have interests that differ from ours or yours, and it may vote or otherwise act in ways with which you disagree and that may be adverse to your interests. In addition, the concentration of ownership in a single Holder may have the effect of delaying, preventing or deterring another change of control of our Company, which could deprive our stockholders of an opportunity to receive a premium for their shares of our Common Stock as part of a sale of our Company, or conversely, could facilitate a change of control at a time or under circumstances when you and other stockholders may prefer not to sell. Further, the concentration of ownership could adversely affect the prevailing market price for our Common Stock.

For your consideration of the Nasdaq 20% Issuance Proposal, the above description of the material terms of the Private Placement is set forth in this Proxy Statement to provide you with basic information concerning the Private Placement. However, the description above is not a substitute for reviewing the full text of the referenced documents, which were attached as exhibits to the Company’s Current Report on Form 8-K as filed with the SEC on June 9, 2022 and the Company’s Current Report on Form 8-K as filed with the SEC on July 15, 2022 when we filed the Amended Warrant and the Second Amendment to the Series A Certificate.

The Board unanimously recommends that the Company’s stockholders vote “FOR” the Nasdaq 20% Issuance Proposal (Proposal 2), and thereby the issuance of Common Stock issuable pursuant to the Private Placement, including all of the Conversion Shares underlying the Series A and the Warrant Shares issuable upon exercise of the Purchaser’s Warrant.

PROPOSAL 3.

APPROVAL OF AUTHORIZED SHARE INCREASE

The Board has approved, and is asking the Company’s stockholders to approve an increase in the number of authorized shares of Common Stock 40,000,000 shares to 100,000,000 shares (the “Authorized Share Increase”) and a corresponding amendment to the Articles of Incorporation to effect the Authorized Share Increase. The form of amendment to the Articles of Incorporation to be filed with the Nevada Secretary of State to effect the Authorized Share Increase if we obtain stockholder approval is included in this Proxy Statement as Annex A.

Under our Articles of Incorporation, we are currently authorized to issue up to 40,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of the close of business on the Record Date, there were 26,466,980 shares of Common Stock issued and outstanding and 1,200 shares of Preferred Stock issued and outstanding. Additionally, as of the Record Date there were 12,648,814 shares of Common Stock underlying other outstanding derivative securities comprised of stock options, warrants and restricted stock units. After allowing for full conversion of the Series A, we will have only 884,206 shares of Common Stock available. As described below, we have contractual obligations which require us to increase our authorized Common Stock. For this reason, and to allow for greater flexibility to issue Common Stock including for compensation awards, we are seeking stockholder approval of the Authorized Share Increase.

Purpose of the Authorized Share Increase

The Agreement, the Series A and the Amended Warrant require us to establish and maintain a reserve of authorized but unissued shares of Common Stock equal to 300% of the Conversion Shares plus 100% of the Warrant Shares at all times while such securities remain outstanding, for a total reserve requirement of 37,604,203 shares as of the Record Date with respect to the Private Placement (the “Private Placement Reserve”). When we closed the Private Placement, the Purchaser understood we did not meet the Private Placement Reserve requirement. The principal purpose of the Authorized Share Increase is to comply with this Private Placement Reserve requirement.

The Company needs 76,719,997 shares of authorized Common Stock to meet its existing contractual obligations including those to the Purchaser. Increasing the authorized number of shares of Common Stock to 100,000,000 shares gives the Company sufficient flexibility to issue Common Stock as needed including under its outstanding derivative securities and to meet the future needs of its compensation programs described below.

In addition, if and when vested the Amended Warrant will provide the Holder with the conditional right to receive a number of shares as necessary for it to beneficially own 49% of the outstanding Common Stock on a fully-diluted basis. Based on the 39,115,794 fully-diluted number of shares of Common Stock as of the Record Date, that means the current number of shares that would be issuable under the Amended Warrant is currently 26,175,632 shares, again assuming no sale of the Commitment Shares and the Conversion Shares. To the extent that the Purchaser sells any of these shares, the number of Warrant Shares is increased while the Private Placement Reserve is decreased by two shares for each share sold.

Given the above outstanding securities and agreements to which the Company is subject, and specifically the need for additional authorized but unissued shares of Common Stock in order to comply with the Private Placement Reserve, the Board believes it to be in the best interest of the Company to increase the number of shares of Common Stock the Company is authorized to issue in order to enable the Company to comply with its contractual obligations while also giving the Company greater flexibility in addressing its future general corporate needs, including, but not limited to, the offer and sale of Common Stock, the grant of awards under equity incentive plans, and issuance of shares of capital stock in strategic transactions. The Board believes that additional authorized shares of Common Stock will also enable the Company to take timely advantage of market conditions and favorable acquisition opportunities that may become available to the Company.

If this Proposal 3 is approved, the authorized but unissued shares of Common Stock will be 23,280,003 shares of Common Stock. Subject to reserve requirements under outstanding derivative securities, the authorized but unissued shares of Common Stock will be issued at the direction of the Board, without stockholder approval unless required by applicable law or Nasdaq Rules.

Compensation Programs

We have historically compensated our directors, officers and employees with stock options and/or RSUs in addition to salaries and other forms of cash compensation. Presently, we are providing our non-employee directors with Restricted Stock Units equal to $12,500 per quarter.

If approved by the stockholders, the Authorized Share Increase will enable the Company to continue to compensate its directors awards under its compensation programs.

Rights of Additional Authorized Shares

Any newly authorized shares of Common Stock will have the same rights as the shares of Common Stock now authorized and outstanding. The Authorized Share Increase will not affect the rights of current Holders of Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Potential Adverse Effects of the Proposed Amendment

The Board has no current plans to issue any additional shares of Common Stock following the effectiveness of the Authorized Share Increase except for awards to non-employee directors. Adoption of the Authorized Share Increase alone will not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders.

No Appraisal Rights

Stockholders have no rights under Chapter 78 of the Nevada Revised Statutes or under our Articles of Incorporation to exercise dissenters’ rights of appraisal with respect to the approval of the Authorized Share Increase.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3.

PROPOSAL 4.

RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING MARCH 31, 2023

Our Audit Committee has selected RBSM LLP (“RBSM”) as our independent registered public accounting firm for the fiscal year ending March 31, 2023 and our Board recommends that stockholders vote for the ratification of such selection. RBSM has been engaged as our independent registered public accounting firm since 2019.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Company is submitting this matter to the stockholders as a matter of good corporate governance. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders. If the selection is not ratified, the Audit Committee will consider its options.

A representative of the RBSM is not expected to be present at the Annual Meeting.

The Board recommends that the stockholders vote “For” This Proposal 4.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee operates in accordance with a written charter, which was adopted by the Board, a copy of which is available on our corporate website at www.ecoarkusa.com/downloads/Audit-Committee.pdf. The Audit Committee’s function is more fully described in its charter. The Audit Committee consists of Steven K. Nelson, Chairman, Gary M. Metzger and Emily L. Pataki.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles (“GAAP”). The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP.

The Audit Committee has:

●	reviewed and discussed the audited financial statements with management;

●	met privately with the independent registered public accounting firm and discussed matters required by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

●	received the written disclosures and the letter from the independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed its independence with the Company; and

●	in reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2022 for filing with the SEC.

This report is submitted by the Audit Committee:

Steven K. Nelson, Chairman

Gary M. Metzger

Emily L. Pataki

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that the Company files with the SEC.

It is not the duty of the Audit Committee to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis. In its review of non-audit services, the Audit Committee considers whether the engagement could compromise the independence of our independent registered public accounting firm, and whether for the reasons of efficiency or convenience it is in the Company’s best interest to engage our independent registered public accounting firm to perform the services. During the fiscal year ended March 31, 2022, all of the services provided and fees charged by our independent registered public accounting firm were approved by our Audit Committee in accordance with its pre-approval policy.

Principal Accountant Fees and Services

The following table shows the fees paid to RBSM for the fiscal years ended March 31, 2022 and 2021.

	Year Ended March 31, 2022 ($)	Year Ended March 30, 2021 ($)
Audit Fees (1)	$381,303	$202,500
Audit Related Fees	—	—
Tax Fees(2)	50,000	—
All Other Fees	—	—
Total	$431,303	$202,500

(1)	Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the SEC. Audit fees also relate to the audit and review of Agora’s financial statements contained in registration statements, including a total of $60,000 in fees for Agora’s registration statement in connection with its initial public offering.

(2)	Tax fees consist of fees incurred in connection with tax compliance, tax advice and tax planning.

PROPOSAL 5.

ADJOURNMENT

General

The Company is asking stockholders to approve, if necessary, an adjournment of the Annual Meeting to solicit additional proxies in favor of Proposals 1 through 4 (the “Adjournment”). Any Adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow the stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used. While the Company expects that all other proposals before the Annual Meeting will be approved, it is including this Proposal 5 in order to give street name holders sufficient time to vote.

Vote Required

The affirmative vote of a majority of the votes cast for or against this Proposal 5 is required to approve the Adjournment. Abstentions will be considered votes cast, and accordingly will have the effect of a vote against this Proposal 5.

The Board of Directors recommends that the stockholders vote “For” this Proposal 5.

OTHER MATTERS

The Company has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, the Company will cancel your previously submitted proxy.

Annex A

Certificate of Amendment to

Articles of Incorporation

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Ecoark Holdings, Inc.

Entity or Nevada Business Identification Number (NVID): NV20071519619

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: ______ Time: ______ (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article Four is hereby amended by (continue below) (attach additional page(s) if necessary)
6. Signature: (Required)	X ______ Signature of Officer or Authorized Signer; Title: CEO X ______ Signature of Officer or Authorized Signer; Title: ______ *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

replacing the first paragraph of such Article Four with the following:

The total number of shares of capital stock of all classes and series the corporation shall have the authority to issue is 105,000,000 shares consisting of (i) 100,000,000 shares of common stock, par value $0.001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

Ecoark Holdings, Inc. 303 Pearl Parkway Suite 200 San Antonio, TX 78215

VOTE BY INTERNET - www.proxyvote.com

Before The Meeting – Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 8, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting – Go to www.virtualshareholdermeeting.com/ZEST2022.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 8, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ECOARK HOLDINGS, INC.

The Board of Directors recommends you vote FOR all listed nominees.	For All	Withhold All	For All Except*

1. Elect four members to the Board of Directors for a one-year term expiring at the next annual meeting of stockholders.	☐	☐	☐
Nominees: 1) Randy S. May 2) Gary M. Metzger 3) Steve K. Nelson 4) Emily L. Pataki

*To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ______________________

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.		For	Against	Abstain

2.	Approve for purposes of complying with Listing Rule 5635 of the Nasdaq Stock Market, the issuance by the Company of shares of the Company’s Common Stock pursuant to the terms of the private placement financing transaction pursuant to the Securities Purchase Agreement dated June 8, 2022, between the Company and Digital Power Lending, LLC, a California limited liability company, without giving effect to any beneficial ownership limitations contained therein.	☐	☐	☐

3.	Approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 40,000,000 shares to 100,000,000 shares.

4.	Ratify the selection of RBSM LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.

5.	Approve the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve any of the other proposals before the Annual Meeting.

NOTE: Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report on Form 10-K for the fiscal year ended March 31, 2022 are available at www.proxyvote.com.

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ECOARK HOLDINGS, INC.

Annual Meeting of Stockholders

September 9, 2022 1:00 p.m., Eastern Time

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Jason M. Puchir and Randy S. May, or either of them, as proxy, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ECOARK HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Time on September 9, 2022, virtually via live webcast at www.virtualshareholdermeeting.com/ZEST2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

A-4